INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

We consent to the use in this Form S-1 Registration Statement of E-World USA Holding, Inc. of our report dated April 11, 2011.  We also consent to the reference to us under the heading “Experts” in this registration statement.

MaloneBailey, LLP
www.malone-bailey.com
Houston, Texas

April 21, 2011